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                                                                  EXHIBIT 10.1

                                A G R E E M E N T

     This Agreement ("Agreement") is made between STEWART K. OWENS ("Executive") and BOB EVANS FARMS, INC. ("Bob Evans" or the "Company").

     WHEREAS, the parties acknowledge it is in their individual and mutual best interests to amicably end their employment relationship and to agree upon their subsequent responsibilities to one another;

     NOW, THEREFORE, in exchange for and in consideration of the following mutual covenants and promises, the undersigned parties, intending to be legally bound, hereby agree as follows:

     1. Executive and Bob Evans acknowledge and agree that the Employee's last day of employment with Bob Evans was August 9, 2005.

     2. Bob Evans agrees:

     (a) To provide Executive a lump sum payment of One Million Five Hundred Forty-Four Thousand Six Hundred Thirty-Nine and 17/100 Dollars ($1,544,639.17), less appropriate withholding amounts, on or about July 1, 2006. Such amount constitutes twenty-four (24) months' salary continuation, sixteen and one-half (16 1/2) weeks' severance pay, and Five Thousand Dollars ($5,000.00) for out placement assistance; and

     (b) To continue to pay its share of the premiums of Executive's group health insurance coverage, so long as Executive pays his share, until the earlier of the following events:

          (1)  August 9, 2007; or

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          (2)  Executive becomes eligible for health insurance coverage through his employer.

          On or after August 9, 2007, Executive may elect to continue his health insurance coverage under COBRA at his sole expense. All other benefits and remuneration of any kind, including profit sharing, bonus plans, life insurance, and long term disability insurance, terminate effective August 9, 2005. Executive will be provided with the option to convert his current term life insurance policy to an individual policy with all premiums to be paid by Executive.

     3. As used in this Agreement, "Confidential Information" means all of the Company's confidential and proprietary information and trade secrets, including, but not limited to:

     (a) All information relating to Bob Evans' products, goods, and services, whether fully or partially developed (collectively, the "Products"), which information is used or usable by the Company in its business or by its customers and has not been published or disseminated or otherwise become a matter of general public knowledge or of general knowledge within the industry;

     (b) The whole or any portion or phase of any business plans, financial information, legal information, employment or employee-related information, purchasing data, supplier data, accounting data or other financial information which has not been published or disseminated, or otherwise become a matter of general public knowledge or of general knowledge within the industry;

     (c) The whole or any portion or phase of any legal issues and strategies, research and development information, design procedures or processes or other technical



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          information which has not been published or disseminated or otherwise become a matter of general public knowledge or of general knowledge within the industry;

     (d) The whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections or other sales information which has not been published or disseminated or otherwise become a matter of general public knowledge or of general knowledge within the industry; and

     (e)  Trade secrets, as defined by the laws of the State of Ohio.

     (f) The following information shall not be considered to be Confidential Information hereunder: (i) Executive's personnel records, (ii) information reasonably necessary for Executive to file all required income tax returns, including Executive's compensation information, and (iii) Executive's rolodex or other compilation of contact information.

     4. Executive acknowledges that all information falling within the definition in paragraph 3 shall be presumed to be Confidential Information if the Company takes or has taken measures designed to prevent it, in the ordinary course of business, from being available to persons other than those selected by the Company to have access thereto for limited purposes.

     5. All information disclosed to Executive or to which Executive obtains or has obtained access during the period of Executive's employment, which Executive has a reasonable basis to believe to be Confidential Information, shall be presumed to be Confidential Information.

     6. Executive will never use or disclose any Confidential Information, as defined in Paragraph 3 hereof. All records of Confidential Information, including, but not limited to, all notes, memos, plans, records, letters, reports or other tangible materials, including copies thereof


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in Executive's possession, and including any and all documents and copies thereof provided to Executive's attorney, whether prepared by Executive or by others, shall be left with, or delivered by October 15, 2005 to the Company. Anything herein to the contrary notwithstanding, the provisions of this Paragraph 6 shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information, (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, (iii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive's violation of this Paragraph or (iv) as to information that is or becomes available to the Executive on a non-confidential basis from a source which is entitled to disclose it to the Executive.

     7. Executive agrees, unless compelled by legal process, not to discuss with any current, future, or former employees of Bob Evans, its subsidiaries and affiliates, their attorney[s] or other representatives, or anyone else, any information concerning: (a) the existing, former, or potential claims of Executive or of any current, future, or former employees of Bob Evans, its subsidiaries and affiliates, against Bob Evans and/or any of its subsidiaries, affiliates, and its or their officers, directors, agents or employees, or (b) the business sensitive policies, personnel or business practices of Bob Evans, its subsidiaries and affiliates. Additionally, Executive shall not otherwise counsel or assist such individuals in investigating, pursuing, or prosecuting claims, charges, or lawsuits against Bob Evans and/or any of its subsidiaries and affiliates, and/or any of its or their officers, directors, agents or employees. Should Executive be compelled to give testimony pursuant to legal process, he agrees to immediately notify Bob Evans as soon as he


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becomes aware of such legal process. Such notice shall be by phone and in writing to either Donald Radkoski (Phone 614-491-2225), Bob Evans Farms, Inc., 3776 South High Street, P.O. Box 07863, Columbus, Ohio 43207 or Chris J. North (Phone 614-464-6391), P.O. Box 1008, 52 East Gay Street, Columbus, Ohio 43216-1008.

     8. Executive agrees not to at any time talk about, write about, or otherwise publicize or disclose to any third party the terms of this Agreement or any fact concerning its negotiation, execution or implementation, except with
(1) an attorney, accountant, or other advisor engaged by Executive to advise him; (2) the Internal Revenue Service or other governmental agency; and (3) his immediate family, providing that all such persons agree in advance to keep said information confidential and not to disclose it to others. Nothing in this paragraph shall be construed to prohibit Executive from disclosing to potential employers the existence of this Agreement and the general nature of its provisions.

     9. Executive agrees that he shall not make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known or otherwise impact the Company's business, or instigate, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the Company or any person affiliated with the Company, or the reputations of any of its past or present officers and directors. Except as necessary to communicate to its Board of Directors and/or its officers the circumstances surrounding the separation of Executive's employment, the Company agrees that neither it nor its directors or officers shall make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known or otherwise impact Executive's subsequent employment, business ventures, or reputation, or instigate, assist or participate in the making or



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publication of any such statement, which would libel, slander or disparage
(whether or not such disparagement legally constitutes libel or slander) Executive.

     10. In consideration of the receipt of the sums and covenants stated herein, Executive does hereby, on behalf of himself, his heirs, administrators, executors, agents, and assigns, forever release, requite, and discharge Bob Evans and its agents, parents, subsidiaries, affiliates, divisions, officers, directors, employees, successors, and assigns ("Released Parties"), from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which Executive has ever had, now has, or may hereafter have against said Released Parties for or on account of any matter, cause or thing whatsoever which has occurred prior to the date Executive signed this Agreement, including, without limitation of the generality of the foregoing, any and all claims which are related to Executive's employment with Bob Evans and the termination thereof, and any and all rights which Executive has or may have under the Age Discrimination in Employment Act, as amended; the Older Worker Benefit Protection Act; Title VII of the Civil Rights Act of 1964, as amended by the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.; 42 U.S.C. Section 1981; the Americans With Disabilities Act; Ohio Revised Code Sections 4101.17 and 4112.02 et seq. and other federal and state statutes which regulate employment; and the laws of contract, torts, and other subjects. Nothing contained herein shall be construed as a waiver or release of (i) Executive's vested rights under any employee benefit or compensation program including the Company's 401(k) Retirement Plan and The Bob Evans Farms, Inc. and Affiliates Executive Deferral Program or (ii) Executive's rights, if any, to indemnification by or from the Company or its affiliates. Bob



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Evans and its directors and officers release Executive from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind which have occurred prior to the date the Company has signed this Agreement, including, without limitation, any and all claims arising from Executive's employment with Bob Evans and/or the termination thereof.

     11. Bob Evans and Executive agree and acknowledge that Executive voluntarily resigned his employment with Bob Evans.

     12. Executive understands and agrees that, by entering into this Agreement, any and all rights he had, has, or may hereafter have, under the following plans, policies, agreements, and/or documents are, except as hereinafter specifically excepted and retained, hereby revoked, extinguished, and released:
(1) 1989 Change in Control Agreement; and (2) 2002 Change in Control Agreement. Bob Evans agrees that Employee's rights, if any, under the 2002 Change in Control Agreement which arise as a result of a "Change in Control" as defined therein occurring subsequent to August 9, 2005 are excepted from the foregoing revocation, extinguishment, and release, and are hereafter retained by Employee subject to the terms of the 2002 Change in Control Agreement. Further, with respect to the 1998 Stock Option and Incentive Plan only, Executive's termination shall be deemed not for Cause.

     13. Executive understands and agrees that, even after his employment with the Company ends, he is still bound by the provisions of the Company's February 25, 2004 "Policy Statement Against Insider Trading", which provides, in relevant part, that:

          This Policy Statement continues to apply to your transactions in our securities even after your service with us ends. If you are aware of material nonpublic information when your service with us ends, you may not trade in our securities until that information has become public or is no longer material.


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     14. It is hereto agreed that this Agreement constitutes, among other things, a full and complete release of any and all claims which the parties hereto may have against each other, upon or by reason of any matter or thing whatsoever which has occurred prior to the signature date of this Agreement, including without limitation all age discrimination claims under the Age Discrimination in Employment Act, as amended, and it is the intention of the parties hereto that this Agreement is and shall be a complete and absolute defense to anything released hereunder. Executive expressly and knowingly waives his rights to assert any claims against Bob Evans or the other Released Parties which are released hereunder, and covenants not to sue Bob Evans or the other Released Parties based upon any claims released hereunder. Bob Evans and its officers, directors, successors, and assigns, expressly and knowingly waive their rights to assert any claims against Executive which are released hereunder, and covenant not to sue Executive based upon any claims released hereunder.

     15. It is understood that this Agreement is, among other things, a compromise of disputed claims, and no party, by entering into this Agreement, acknowledges the validity of the other's claims or defenses, and the above-mentioned payments and covenants are not, and should not be construed as, an admission or acknowledgment by Bob Evans or any other Released Party of any liability whatsoever to Executive or any other person or entity, nor should any provision contained herein be construed as an admission of liability or wrongdoing by Executive.

     16. Each of the parties hereto further states and represents that he or it has carefully read the foregoing Agreement, consisting of ten (10) pages, and knows the contents thereof, and that he or it has executed the same as his or its own free act and deed.


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     17. Executive acknowledges that he has been and is hereby advised in writing to consult with an attorney concerning this Agreement and that he had the opportunity to seek the advice of legal counsel in connection with the negotiation and execution of this Agreement. Executive further acknowledges that he has had the opportunity to ask questions about each and every provision of this Agreement and that he fully understands the effect of the provisions contained herein upon his legal rights. Executive understands that he has twenty-one (21) days within which to consider signing this Agreement, and that after signing and returning this Agreement, he may revoke his signature at any time before the expiration of seven (7) days after he signs and returns this Agreement. This Agreement does not take effect until eight (8) days after Executive signs it.

     18. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. If any provision or provisions hereof shall at any time be found or declared invalid or unenforceable, such finding or declaration shall not impair the remaining provisions hereof, but the same shall remain valid and enforceable.

     19. Executive's obligations and agreements under this Agreement shall be binding on the Executive's heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of Bob Evans.

     20. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof, except as otherwise provided herein. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by the party affected.


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     21. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereof to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS RELEASE AND SETTLEMENT AGREEMENT, THAT HE HAS BEEN GIVEN AT LEAST TWENTY-ONE DAYS WITHIN WHICH TO CONSIDER SIGNING THIS AGREEMENT, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY, THAT HE MAY REVOKE THIS AGREEMENT WITHIN SEVEN DAYS AFTER HE SIGNS IT (THE "REVOCATION PERIOD"), AND THAT HE KNOWINGLY AND VOLUNTARILY HAS ENTERED INTO THIS AGREEMENT IN EXCHANGE FOR VALUABLE CONSIDERATION, INCLUDING THE PAYMENTS IDENTIFIED IN PARAGRAPH 2, TO WHICH HE WOULD NOT OTHERWISE BE ENTITLED ABSENT THIS AGREEMENT.



     IN WITNESS WHEREOF, the undersigned have hereto set their hands this 10th day of October, 2005.

                                         /s/ Stewart K. Owens
                                         -----------------------------------
                                         STEWART K. OWENS



STATE OF OHIO              :
                           :  SS
COUNTY OF    Franklin      :
         -----------------

     The foregoing instrument was acknowledged before me this 7th day of October, 2005 by Stewart K. Owens.

                                         /s/ Sondra L. Shook
                                         ------------------------------------
                                         Notary Public

                                 [SEAL]  Sondra L. Shook
                                         Notary Public, State of Ohio
                                         My Commission Expires 10-16-06


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                                         BOB EVANS FARMS, INC.

                                         By:  /s/ Larry C. Corbin
                                             --------------------------------
                                             LARRY C. CORBIN

                                         Its:  President and Chief
                                               Executive Officer



STATE OF OHIO              :
                           :  SS
COUNTY OF FRANKLIN         :

     The foregoing instrument was acknowledged before me this 10th day of October, 2005 by Larry C. Corbin, President and Chief Executive Officer, of Bob Evans Farms, Inc. on behalf of the corporation.

                                         /s/ Tammy L. Joseph
                                         ------------------------------------
                                         Notary Public

                                [SEAL]   Tammy L. Joseph
                                         Notary Public, State of Ohio
                                         My Commission Expires December 15, 2005


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